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                                                                     EXHIBIT 3.2


                                     BYLAWS

                                       OF

                         SUNBELT AUTOMOTIVE GROUP, INC.

                                    ARTICLE 1
                                     OFFICES

         The Corporation shall at all times maintain a registered office in the State of Georgia and a registered agent at that address, but may have other offices located within or without the State of Georgia as the Board of Directors may determine.

                                    ARTICLE 2
                             SHAREHOLDERS' MEETINGS

         2.1 ANNUAL MEETING. A meeting of shareholders of the Corporation shall be held annually. The annual meeting shall be held at such time and place and on such date as the Directors shall determine from time to time and as shall be specified in the notice of the meeting. At such meeting, the Shareholders entitled to vote will elect Directors and transact such other business as may properly be brought before the meeting.

         2.2 SPECIAL MEETINGS. Special meetings of the Shareholders, for any purpose, unless otherwise prescribed by statute or the Articles of Incorporation, may be called by the Chairman of the Board, the Chief Executive Officer or by a majority vote of the Directors then holding such office. Special meetings shall be held at such a time and place and on such a date as shall be specified in the notice of the meeting to the Shareholders.

         2.3 PLACE. Annual or special meetings of Shareholders may be held within or without the State of Georgia.

         2.4 NOTICE OF MEETINGS. The Corporation shall notify Shareholders of the date, time and place of each annual and special Shareholders' meeting no fewer than ten (10) nor more than sixty (60) days before the meeting date. Notice of such meetings shall be given to each Shareholder by mail or by telex, facsimile, electronic mail or other similar means of communication. Unless the Georgia Business Corporation Code (the "Code") or the Articles of Incorporation require otherwise, the Corporation is required to give notice only to Shareholders entitled to vote at the meeting. Unless the Code or the Articles of Incorporation require otherwise, notice of an annual meeting need not include a description of the purpose for which the meeting is called. Notice of a special meeting must include a description of the purpose for which the meeting is called. If not otherwise fixed pursuant to Code ss.14-2-703, as amended, or
Section 2.9 of these Bylaws, the record date for determining Shareholders entitled to notice of and to vote at annual or special Shareholders' meetings is the close of business on


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the date before the first notice is delivered to the Shareholders. Unless other provisions of these Bylaws require otherwise, if an annual or special Shareholders' meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed pursuant to Section 2.9 of these Bylaws, however, notice of the adjourned meeting must be given under this Section to persons who are Shareholders as of the new record date. If mailed, such notice shall be deemed to be delivered when deposited in the U. S. mail with first class postage thereon paid, addressed to the Shareholder at his address as it appears on the Corporation's record of Shareholders. If sent be telex, facsimile, electronic mail or other similar means of communication, such notice shall be deemed to be delivered the day such notice is transmitted to the Shareholder. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

         2.5 WAIVER OF NOTICE. A Shareholder may waive any notice required by the Code, the Articles of Incorporation, or these Bylaws before or after the date and time stated in the notice. The waiver must be in writing, be signed by the Shareholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A Shareholder's attendance at a meeting: (a) waives objection to lack of notice or defective notice of the meeting, unless the Shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose described in the meeting notice, unless the Shareholder objects to considering the matter when it is presented. Unless otherwise required by these Bylaws, neither the business transacted nor the purpose of the meeting need be specified in the waiver; provided, however, that any waiver of notice of a meeting required with respect to an amendment of the Articles of Incorporation pursuant to Code ss.14-2-1003, as amended, a plan of merger or share exchange pursuant to Code ss.14-2-1202, as amended, or any other action which would entitle the Shareholders to dissent pursuant to Code ss.14-2-1302, as amended, shall only be effective upon compliance with Code ss.14-2-706, as amended.

         2.6 QUORUM. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares, present in person or represented by proxy, exists with respect to that matter. Unless the Articles of Incorporation, other provisions of these Bylaws or the Code provide otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. When a quorum is once present at a meeting, it is not broken by the subsequent withdrawal of any of those present. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

         2.7 VOTING. If a quorum exists, action on a matter (other than the election of Directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation, a Bylaw adopted by the Shareholders pursuant to Code ss.14-2-1021, as amended, or the Code, requires a greater number of affirmative votes. Unless otherwise provided in the Articles of Incorporation, Directors are elected


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by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Except as provided in subsections (b) and (c) of Code ss.14-2-721, as amended, or unless the Articles of Incorporation provide otherwise, each outstanding share, regardless of class, is entitled to one vote in person or by proxy on each matter voted on at a Shareholders' meeting. Only outstanding shares are entitled to vote. The Board of Directors, by a resolution duly adopted by them, may require the use of written ballots at any annual or special meeting of the Shareholders. In the absence of such a resolution, written ballots will not be required.

         2.8 PROXIES. A Shareholder may vote his or her shares in person or by proxy. A Shareholder or his or her agent or attorney-in-fact may appoint a proxy to vote or otherwise act for him or her by signing an appointment form, either personally or by his or her attorney-in-fact. An appointment of a proxy is effective when a signed appointment form or facsimile transmission of the signed appointment is received by the inspector of election or the officer or agent of the Corporation authorized to tabulate votes. An appointment is valid for eleven
(11) months from its date unless a longer period is expressly provided in the appointment form. An appointment of a proxy is revocable by the Shareholder unless the appointment form or facsimile transmission states that it is irrevocable and the appointment is coupled with an interest in accordance with Code ss.14-2-722, as amended.

         2.9 RECORD DATE. The Board of Directors, in order to determine the Shareholders entitled to notice of or to vote at any meeting of the Shareholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, shall fix in advance a record date which shall not be more than seventy (70) days before the date of such meeting, nor more than seventy (70) days prior to any other action, and in such case only such Shareholders as shall be Shareholders of record on the date so fixed, shall be entitled to such notice of or to vote at such meeting or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date is fixed as aforesaid.

         2.10 CONDUCT OF MEETINGS. The Chairman of the Board of Directors, or in his absence the President, or in their absence a person appointed by the Board of Directors, shall preside at meetings of the Shareholders. The Secretary of the Corporation, or in the Secretary's absence, any person appointed by the presiding Officer, shall act as Secretary for meetings of the Shareholders.

         2.11 INSPECTORS OF ELECTION. All votes by ballot at any meeting of Shareholders shall be conducted by such number of inspectors of election as are appointed for the purpose by either the Board of Directors or by the Chairman of the meeting. The inspectors of election shall decide upon the qualifications of voters, count the votes and declare the results.

         2.12 NOTICE OF SHAREHOLDER PROPOSALS. A proposal for action to be presented by any Shareholder at an annual or special meeting of Shareholders, including notice of any nominations of persons for election to the Board of Directors, shall be out of order and shall not be acted upon at such


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meeting unless such proposal was specifically described in the Corporation's notice to all Shareholders of the meeting and the matters to be acted upon thereat, or unless: (a) such proposal shall have been submitted in writing to the Chairman of the Board of Directors and received at the principal executive offices of the Corporation at least sixty (60) days prior to the date of such annual or special meeting by the Shareholder who intends to present such proposal; and (b) such proposal shall set forth: (1) as to each person whom the Shareholder proposes to nominate for election as Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the Proxy Statement as a nominee and to serving as Director if elected), and evidence reasonably satisfactory to the Corporation that such nominee has no interests that would limit his ability to fulfill the duties of office; (2) as to any other business before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest such business of such Shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (3) as to the Shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made: (i) the name and address of such Shareholder, as they appear on the Corporation's books, and of such beneficial owner; and (ii) the class and number of shares of the Corporation that are owned beneficially and held of record by such Shareholder and such beneficial owner.

                                    ARTICLE 3
                               BOARD OF DIRECTORS

         3.1 MANAGEMENT. Subject to the Articles of Incorporation, these Bylaws and any lawful agreement between the Shareholders, the full and entire management of the affairs and business of the Corporation shall be vested in the Board of Directors, which shall have and may exercise all of the powers that may be exercised or performed by the Corporation.

         3.2 CLASSIFICATION; NUMBER; TERM. The number of Directors of the Corporation shall be between three (3) and fifteen (15), the exact number of which shall be determined from time to time by the affirmative vote of the holders of at least two-thirds (2/3) of the shares of the Corporation entitled to vote for the election of Directors. The Board of Directors shall be divided into three (3) classes, as nearly equal in number as possible, with respect to the first time for which they shall severally hold office. Each Director of the First Class first chosen shall hold office until the first annual meeting of the Shareholders following his election, and until a successor shall be elected and qualified, or until his earlier death, resignation, incapacity to serve, or removal; each Director of the Second Class first chosen shall hold office until the second annual meeting of the Shareholders following his election, and until a successor shall be elected and qualified, or until his earlier death, resignation, incapacity to serve, or removal; each Director of the Third Class first chosen shall hold office until the third annual meeting of the Shareholders following his election, and until a successor shall be elected and qualified, or until his earlier death, resignation, incapacity to serve, or removal. At each annual meeting of Shareholders held thereafter, the successors to the class of Directors whose terms shall expire at that time shall be elected to hold office until the third succeeding annual meeting of the Shareholders following their election, and until their successors shall be elected and qualified, or until their earlier deaths, resignations, incapacities to serve, or removals. Any increase or decrease


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in the number of Directors shall be so apportioned among the classes as to make all classes authorized by the requisite number of Shareholders as nearly equal in number as possible.

         3.3 QUALIFICATIONS. Directors need not be Shareholders nor employees of the Corporation.

         3.4 VACANCIES. A vacancy on the Board of Directors shall exist upon the death, resignation, removal, or incapacity to serve of any Director; upon the increase in the number of authorized Directors; and upon the failure of the Shareholders to elect the full number of Directors authorized. Any vacancy on the Board of Directors resulting from the death, resignation or retirement of a Director, or from any other cause other than removal by the Shareholders or increase in the number of Directors, shall be filled by a majority vote of the remaining Directors, though less than a quorum, for a term corresponding to the unexpired term of his predecessor in office. Any vacancy on the Board of Directors occurring as a result of the removal of a Director by the Shareholders shall be filled by the Shareholders or, if authorized by the Shareholders, by a majority vote of the remaining Directors, though less than a quorum, for a term corresponding to the unexpired term of his predecessor in office. Newly-created Directorships resulting from any increase in the authorized number of Directors shall be filled by a majority vote of the remaining Directors, though less than a quorum, and the Directors so chosen shall hold office for a term expiring at the next annual meeting of Shareholders at which a successor shall be elected and shall qualify.

         3.5 RESIGNATION. A Director may resign at any time by delivering written notice to the Board of Directors, the Chairman, or to the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If the resignation is effective at a future time, a successor may be elected before that time to take office when the resignation becomes effective.

         3.6 REGULAR MEETINGS. Regular meetings of the Board of Directors may be held at such time and place within or without the State of Georgia as shall from time to time be determined by the Board of Directors by resolution, and such resolution shall constitute notice thereof. No further notice shall be required in order legally to constitute such regular meeting.

         3.7 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman, the President, the Chief Executive Officer or on the written request of any two (2) or more members of the Board of Directors. Notice of each special meeting will be given to each Director in writing actually received not less than twenty-four (24) hours prior to the meeting or in writing mailed by deposit in the U. S. mail, first class postage prepaid, addressed to the Director at the Director's address appearing on the records of the Corporation not less than forty-eight (48) hours prior to the meeting. Special meetings of the Directors may also be held at any time without prior notice when all members of the Board of Directors are present and consent to a special meeting. Special meetings of the Directors will be held at any place designated by a majority of the Board of Directors. No notice of any special meeting of the Board of Directors need state the purpose thereof.

         3.8 ELECTRONIC COMMUNICATION. The Board of directors may permit Directors to participate in a meeting by any means of communication by which all of the persons participating in the meeting can hear each other at the same time. Participation in such meeting will constitute presence in person at the meeting.


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         3.9  WAIVER OF NOTICE. A Director may, at any time, waive any notice required by these Bylaws, the Articles of Incorporation, or the Code. Except as otherwise provided in this Section, the waiver must be in writing signed by the Director, must specify the meeting for which notice is waived, and must be delivered to the Corporation for inclusion in the minutes and filing in the corporate records. A Director's attendance at a meeting waives any required notice, unless the Director at the beginning of the meeting or promptly upon the Director's arrival objects to the holding of the meeting or transacting business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

         3.10 QUORUM. Unless otherwise required by the Articles of Incorporation, Bylaws or the Code, a quorum of the Board of Directors consists of a majority of the number of Directors prescribed by Section 3.2 hereof, or, if no number is prescribed, the number in office immediately before the meeting begins. If a quorum is present when a vote is taken, the affirmative vote of a majority of Directors present is the act of the Board of Directors unless the Articles of Incorporation, other provisions of these Bylaws or the Code otherwise require the vote of a greater number of Directors. If a quorum shall not be present at any meeting of the Board or committee, the members present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         3.11 VOTING. The act of the majority of the Directors present at the meeting at which a quorum is present will for all purposes constitute the act of the Board of Directors, unless otherwise provided by the Articles of Incorporation, these Bylaws or the Code.

         3.12 PRESUMPTION OF ASSENT. A Director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless: (a) he objects at the beginning of the meeting (or promptly upon his arrival) to holding it or transacting business at the meeting; (b) his dissent or abstention from the action taken is entered in the minutes of the meeting; or (c) he delivers written notice of his dissent or abstention by telex, facsimile, electronic mail or other similar means of communication to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a Director who votes in favor of the action taken.

         3.13 ACTION WITHOUT MEETING. Unless otherwise provided by the Articles of Incorporation, any action required or permitted to be taken at a Board of Directors meeting may be taken without a meeting if a written consent describing the action taken is signed by each and every Director and delivered to the Corporation for inclusion in the minutes and filed in the corporate records. The action is effective when the last Director signs the consent, unless the consent specifies an earlier or later effective date. A consent signed under this Section has the effect of an act of the Board of Directors at a meeting and may be described as such in any document.

         3.14 ORGANIZATION. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or in his absence, Vice Chairman of the Board, or in his absence, the President, or in his absence, the meeting shall be presided over by a chairman chosen at the meeting.

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The Secretary of the Corporation, or in the Secretary's absence any person appointed by the presiding Officer, shall act as Secretary for meetings of the Board of Directors.

         3.15 CHAIRMAN OF THE BOARD. The Board of Directors shall elect one of its members to be Chairman of the Board of Directors by a majority vote of the Directors entitled to vote on the matter. The Chairman of the Board shall serve for a term of one (1) year from the date elected and until a successor is elected and qualified. The Chairman of the Board will advise and consult with the Board of Directors and the officers of the Corporation as to the determination of policies of the Corporation and will preside at all meetings of the Board of Directors and of the Shareholders. The Chairman of the Board may be removed from office at any meeting of the Directors expressly called for that purpose, for good and reasonable cause shown, by the affirmative vote of not less than the majority of the Directors then entitled to vote at an election of the Chairman of the Board.

         3.16 COMPENSATION OF DIRECTORS. The Board of Directors shall have the authority to fix the compensation of the Directors.

                                    ARTICLE 4
                                   COMMITTEES

         4.1 EXECUTIVE COMMITTEE. The Board of Directors may by resolution adopted by a majority of the entire Board, designate an Executive Committee of three or more Directors, with equal representation from each class of Directors. Each member of the Executive Committee shall hold office until the first meeting of the Board of Directors after the annual meeting of the Shareholders next following his election and until his successor member of the Executive Committee is elected, or until his death, resignation, removal, or until he shall otherwise cease to be a Director.

         4.2 EXECUTIVE COMMITTEE POWERS. During intervals between meetings of the Board of Directors, the Executive Committee may exercise all powers of the Board of Directors in the management of the business affairs of the Corporation, including all powers specifically granted to the Board of Directors by these Bylaws or by the Articles of Incorporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that the Executive Committee shall not have the power to amend or repeal any resolution of the Board of Directors that by its terms shall not be subject to amendment or repeal by the Executive Committee, and the Executive Committee shall not have the authority of the Board of Directors in reference to: (a) amending the Articles of Incorporation; (b) adopting, amending or approving a plan of merger or share exchange; (c) adopting, amending or repealing the Bylaws of the Corporation; (d) the filling of vacancies on the Board of Directors or on any committee; (e) approving or proposing to Shareholders action that the Code requires to be approved by Shareholders; (f) a sale, lease, exchange or other disposition of all or substantially all the property or assets of the Corporation; (g) the removal of any or all of the Officers of the Corporation; or (h) a voluntary dissolution of the Corporation or a revocation of any such voluntary dissolution.

         4.3 EXECUTIVE COMMITTEE MEETINGS. The Executive Committee shall meet from time to time on call of the Chairman of the Board, the President, or any two (2) or more members of the Executive Committee. Meetings of the Executive Committee may be held at such places, within or


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without the State of Georgia, as the Executive Committee shall determine or as may be specified or fixed in the respective notices of such meetings. The Executive Committee may fix its own rules of procedure, including provision for notice of its meetings, shall keep a record of its proceedings, and shall report these proceedings to the Board of Directors at the meeting thereof held next after such meeting of the Executive Committee. All such proceedings shall be subject to revision or alteration by the Board of Directors, except to the extent that action shall have been taken pursuant to or in reliance upon such proceedings prior to any such revision or alteration. The Executive Committee shall act by a majority vote of its members.

         4.4 OTHER COMMITTEES. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate one or more additional committees, each committee to consist of three (3) or more Directors, which shall have such name and shall have and may exercise such powers of the Board of Directors in the management of the business affairs of the Corporation, except the powers denied to the Executive Committee, as may be determined from time to time by the Board of Directors.

         4.5 ALTERNATE MEMBERS. The Board of Directors, by resolution adopted in accordance with Section 4.1, may designate one or more Directors as alternate members of a committee, who may act in the place and stead of any absent member at any meeting of such committee.

         4.6 REMOVAL OF COMMITTEE MEMBERS. The Board of Directors shall have the power at any time to remove any or all of the members of any committee, with or without cause, and to fill vacancies on and to dissolve any such committee.

                                    ARTICLE 5
                                    OFFICERS

         5.1 COMPOSITION. The Board of Directors, at its first meeting after each annual meeting of Shareholders, shall elect a President and may elect such other of the following Officers: Chairman of the Board, Chief Executive Officer, Vice President, Chief Operating Officer, Chief Financial Officer, Treasurer, Executive Vice President of Corporate Development, Secretary, and may include one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers, who shall hold their offices for such terms as shall be determined by the Board of Directors, and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors or the Chairman of the Board.

         5.2 RESIGNATION OR REMOVAL. Any Officer may resign at any time upon written notice to the Board of Directors or President or Secretary of the Corporation. Such resignation shall take effect at the time specified in the notice, and unless otherwise specified in the notice, no acceptance of the resignation shall be necessary to make it effective. The Board of Directors may remove any Officer, assistant officer or agent, with or without cause, at any time. Any such removal shall be without prejudice to the contractual rights of such Officer, if any, with the Corporation, but the election of an Officer shall not of itself create contractual rights.


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         5.3  POWERS AND DUTIES OF THE CHAIRMAN OF THE BOARD. The Chairman of
the Board shall preside at all meetings of the Board of Directors and at all meetings of the Shareholders at which he is present, and shall have and may exercise such powers as may from time to time be assigned to him by the Board of Directors or as may be provided by law.

         5.4 POWERS AND DUTIES OF THE PRESIDENT. The President shall have the powers and duties set forth by the Board of Directors from time to time.

         5.5 POWERS AND DUTIES OF THE CHIEF EXECUTIVE OFFICER. The Chief Executive Officer will be responsible for implementing the policies and goals of the Corporation as stated by the Board of Directors, and will have general supervisory responsibility and authority over the property, business and affairs of the Corporation. The Chief Executive Officer may sign any documents or instruments of the Corporation which require signature of the President or other corporate Officer under the Code.

         5.6 POWERS AND DUTIES OF THE VICE CHAIRMAN OF THE BOARD. In the absence of the Chairman of the Board, the Vice Chairman of the Board shall preside at all meetings of the Board of Directors and at all meetings of the Shareholders at which he is present.

         5.7 POWERS AND DUTIES OF THE VICE PRESIDENT. The Vice President will have such responsibilities and authority as may be prescribed by the Board of Directors or any may be delegated by the Chief Executive Officer or the President to such Vice President. The Vice President shall have all of the powers and perform all of the duties of the President during the absence or disability of the President.

         5.8 POWERS AND DUTIES OF THE CHIEF OPERATING OFFICER. The Chief Operating Officer shall have the powers and duties set forth by the Board of Directors or the Chief Executive Officer from time to time.

         5.9 POWERS AND DUTIES OF THE CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall have the powers and duties set forth by the Board of Directors or the Chief Executive Officer from time to time.

         5.10 POWER AND DUTIES OF THE SECRETARY. The Secretary shall attend all meetings of the Board of directors, all meetings of the Shareholders and record all votes and the minutes of all proceedings in books to be kept for that purpose, and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, any notice required to be given of any meetings of the Shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board or the Chief Executive Officer, under whose supervision the Secretary shall be. The Secretary may sign any documents or instruments of the Corporation which require signature of the President or other corporate Officer under the Code. The Secretary may in the name of the Corporation affix the seal of the Corporation to all contracts of the Corporation and attest the seal of the Corporation thereto, and he or she may sign with other appointed officers all certificates for shares of stock of the Corporation.

         5.11 POWERS AND DUTIES OF THE TREASURER. The Treasurer shall have charge of all funds and securities of the Corporation, shall endorse the same for deposit or collection when necessary and


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deposit same to the credit of the Corporation in such banks or depositories as the Board of Directors may authorize. The Treasurer may endorse all commercial documents requiring endorsements for or on behalf of the Corporation and may sign all receipts and vouchers for payments made to the Corporation. The Treasurer shall have all such powers and duties as generally are incident to the position of corporate treasurer or as may be assigned by the President or the Board of Directors.

         5.12 POWERS AND DUTIES OF THE EXECUTIVE VICE PRESIDENT OF CORPORATE DEVELOPMENT. The Executive Vice President for Corporate Development shall have the powers and duties set forth by the Board of Directors or the Chief Executive Officer.

         5.13 OTHER OFFICERS. The other Officers, if any, of the Corporation shall have such powers and duties as shall be stated in a resolution of the Board of Directors which is not inconsistent with these Bylaws. The other Officers shall have all such powers and duties as may be assigned by the Board of Directors or the President.

         5.14 ABSENCES. In case of the absence of any Officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, any or all of the powers or duties of such Officer to any Officer or to any Director.

                                    ARTICLE 6
                                      STOCK

         6.1 CERTIFICATES. The interest of each Shareholder shall be evidenced by a certificate or certificates representing shares of the Corporation, which shall be in such form as the Board of Directors may from time to time adopt, and shall be numbered, and shall be entered in the books of the Corporation as they are issued. Each certificate representing shares shall set forth upon the face thereof the following:

             (a)   the name of the Corporation;

             (b) that the Corporation is organized under the laws of the State of Georgia;

             (c) the name(s) of the person(s) to whom the certificate is issued;

             (d) the number and class of shares, the designation of the series, if any, which the certificate represents, and the par value of each share or a statement that the shares are without par value; and

             (e) if any shares represented by the certificate are nonvoting shares, a statement or notation to that effect; and, if the shares represented by the certificate are subordinate to shares of any other class or series with respect to dividends or amounts payable on liquidation, the certificate shall contain a clear and concise statement of either the face or the back of the certificate to that effect.

         Each certificate shall be signed by the President or Chief Executive Officer, and the Secretary, and may also (but need not be) be signed by the Executive Vice President, Treasurer, Assistant

Treasurer or an Assistant Secretary, and may be sealed with the seal of the Corporation or a facsimile thereof. If a certificate is countersigned by a transfer agent or registered by a registrar, other than the Corporation itself or an employee of the Corporation, the signature of any such Officer of the Corporation may be a facsimile. In case any Officer(s) who shall have signed, or whose facsimile signature(s) shall have been used on, any such certificate(s) shall cease to be such Officer(s) of the Corporation, whether because of death, resignation or otherwise, before such certificate(s) shall have been delivered by the Corporation, such certificate(s) may nevertheless be delivered as though the person(s) who signed such certificate(s) or whose facsimile signature(s) have been used thereon had not ceased to be such Officer(s).

         6.2 CLASS; SERIES; PREFERRED. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such a class or series of stock; provided, that, except as otherwise provided by law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each Shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         6.3 SHAREHOLDER LIST. The Corporation shall keep or cause to be kept a record of the Shareholders of the Corporation which readily shows, in alphabetical order or by alphabetical index, by voting group and, within each group, by classes or series of stock, if any, the names of the Shareholders entitled to vote, with the address of and the number of shares held by each. Said record shall be presented and kept open at all meetings of the Shareholders.

         6.4 TRANSFERS.

             (A) MANNER OF MAKING TRANSFER. Transfers of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his duly-authorized attorney, or with a transfer clerk or transfer agent appointed as provided in Section 6.5 of this Article, and on surrender of the certificate(s) for such shares properly endorsed and the payment of all taxes thereon.

             (B) RECORD OWNER. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive any distributions, to vote as such owner, and for all other purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share(s) on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

             (C) DELIVERY OF CERTIFICATE. Shares of the Corporation may be transferred by delivery of the certificate(s) therefore, accompanied either by any assignment in writing on the back of the certificate(s) or by separate written power of attorney to sell, assign or transfer the same, signed by the record holder thereof, or by his duly-authorized attorney-in-fact, but no transfer shall affect the right of the Corporation to make any distribution to the holder of record as holder in fact thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the books of the Corporation as herein provided.

             (D) ADDITIONAL REQUIREMENTS. The Board may from time to time make such additional rules and regulations as it may deem expedient, not inconsistent with these Bylaws or the Articles of Incorporation, concerning the issue, transfer and registration of certificates for shares of the Corporation.

         6.5 TRANSFER AGENTS AND REGISTRARS. The Board of Directors may appoint one or more transfer agents and one or more registrars and may require each stock certificate to bear the signature(s) of a transfer agent or a registrar, or both.

         6.6 LOST CERTIFICATES. The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         6.7 FRACTIONAL SHARES OR SCRIP. The Corporation may, when and if authorized by the Board of Directors, issue certificates for fractional shares or scrip in order to effect share transfers, share distributions or reclassifications, mergers, consolidations or reorganizations. Holders of fractional shares shall be entitled, in proportion to their fractional holdings, to exercise voting rights, receive dividends and participate in any of the assets of the Corporation in the event of liquidation. Holders of scrip shall not, unless expressly authorized by the Board of Directors, be entitled to exercise any rights of a Shareholder of the Corporation, including voting rights, dividend rights or the right to participate in any of the assets of the Corporation in the event of liquidation. In lieu of issuing fractional shares or scrip, the Corporation may pay in cash the fair value of fractional interests as determined by the Board of Directors; and the Board of Directors may adopt resolutions regarding rights with respect to fractional shares or scrip as it may deem appropriate, including, without limitation, the right for persons entitled to receive fractional shares to sell such fractional shares or purchase such additional fractional shares as may be needed to acquire one full share, or sell such fractional shares or scrip for the account of such persons.


                                    ARTICLE 7
                                 INDEMNIFICATION

         7.1 DEFINITIONS. For purposes of this Article 7, the terms "director," "officer," "disinterested director," "expenses," "liability," "official capacity," "party" and "proceeding" shall have the meanings found in Code ss.14-2-850, as amended.

         7.2      AUTHORITY TO INDEMNIFY.


                  (A) GOOD FAITH CONDUCT. Except as otherwise provided in this Section, the Corporation shall indemnify an individual who is a party to a proceeding because he is or was a Director against liability incurred in the proceeding if: (1) such individual conducted himself in good faith; and (2) such individual reasonably believed: (A) in the case of conduct in his official capacity, that such conduct was in the best interests of the Corporation; (B) in all other cases, that such conduct was at least not opposed to the best interests of the Corporation; and (C) in the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful.

                  (B) EMPLOYEE BENEFIT PLANS. A Director's conduct with respect to an employee benefit plan for a purpose he believed in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(B) of this Section 7.2.

                  (C) PROCEEDINGS. The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the Director did not meet the standard of conduct described in this Section 7.2

                  (D) PROHIBITIONS ON INDEMNIFICATION. The Corporation may not indemnify a Director under this Section:

                      (1) In connection with a proceeding by or in the right of the Corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under this Section; or

                      (2) In connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that personal benefit was improperly received by him, whether or not involving action in his official capacity.

         7.3 MANDATORY INDEMNIFICATION. The Corporation shall indemnify a Director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a Director of the Corporation against reasonable expenses incurred by the Director in connection with the proceeding.

         7.4      ADVANCE FOR EXPENSES.

                  (A) CONDITIONS. The Corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a Director who is a party to a proceeding because he is a Director if he delivers to the Corporation:

                      (1) A written affirmation of his good faith belief that he has met the relevant standard of conduct described in this Section or that the proceeding involves conduct for which liability has been eliminated under a provision of the Articles of Incorporation of the Corporation as authorized by Code ss.14-2-202
                            (b)(4), as amended; and,

                      (2) His written undertaking to repay any funds advanced if it is ultimately determined that the Director is not entitled to indemnification under this Article.

                  (B) REPAYMENT OBLIGATION. The undertaking required by Section 7.4(a)(2) must be an unlimited general obligation of the Director but need not be secured and may be accepted without reference to the financial ability of the Director to make repayment.

                  (C) AUTHORIZATIONS. Authorizations under this Section 7.4 shall be made:

                      (1)   By the Board of Directors:

                            (A) When there are two or more disinterested Directors, by a majority vote of all the disinterested Directors (a majority of whom shall for such purpose constitute a quorum), or by a majority of the members of a committee of two or more disinterested Directors appointed by such a vote; or

                            (B) When there are fewer than two disinterested Directors, by the vote necessary for action by the Board of Directors in accordance with Code ss.14-2-824(c), as amended, in which authorization Directors who do not qualify as disinterested Directors may participate; or

                      (2) By the Shareholders, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to the proceeding may not be voted on the authorization.

         7.5 COURT-ORDERED INDEMNIFICATION AND ADVANCES FOR EXPENSES. A Director of the Corporation who is a party to a proceeding because he is a Director may apply for indemnification or advance for expenses to the court conducting the proceeding or to another court of competent jurisdiction.

         7.6      DETERMINATION AND AUTHORIZATION OF INDEMNIFICATION.

                  (A) DETERMINATION REQUIRED. The Corporation may not indemnify a Director under Section 7.2 unless authorized thereunder and a determination has been made for a specific proceeding that indemnification of the Director is permissible in the circumstances because he has met the relevant standard of conduct set forth in Section 7.2.

                  (B) METHOD OF DETERMINATION. The determination shall be made:

                      (1) If there are two or more disinterested Directors, by the Board of Directors by a majority vote of all the disinterested Directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested Directors appointed by such a vote;

                      (2)   By special legal counsel:

                            (A)    Selected in the manner prescribed in
                                   paragraph (1) of this subsection; or

                            (B) If there are fewer than two disinterested Directors, selected by the Board of Directors (in which selection Directors who do not qualify as disinterested Directors may participate); or

                      (3) By the Shareholders, but shares owned by or voted under the control of a Director who at the time does not qualify as a disinterested Director may not be voted on the determination.

                  (C) EXPENSES. Authorization of indemnification or an obligation to indemnify and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if there are fewer than two disinterested Directors or if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under Section 7.6(b)(2)(B) of this Article to select special legal counsel.

         7.7      SHAREHOLDER APPROVED INDEMNIFICATION.

                  (A) APPROVAL OF SHAREHOLDERS. The Corporation may indemnify or obligate itself to indemnify a Director made a party to a proceeding, including a proceeding brought by or in the right of the Corporation, without regard to the limitations found in other sections of these Bylaws or the Code, but shares owned or voted under the control of a Director who at the time does not qualify as a disinterested Director with respect to any existing or threatened proceeding that would be covered by the authorization may not be voted on the authorization.

                  (B) EXCEPTIONS. The Corporation shall not indemnify a Director under this Section 7.7 for any liability incurred in a proceeding in which the Director is adjudged liable to the Corporation or is subjected to injunctive relief in favor of the Corporation:

                      (1) For any appropriation, in violation of the Director's duties, of any business opportunity of the Corporation;

                      (2) For acts or omissions which involve intentional misconduct or a knowing violation of law;

                      (3) For the types of liability set forth in Code ss.14-2-832, as amended; or

                      (4) For any transaction from which he received an improper personal benefit.

                  (C) EXPENSES. Where approved or authorized in the manner described in subsection (a) of this Section 7.7, the Corporation may advance or reimburse expenses incurred in advance of final disposition of the proceeding only if:

                      (1) The Director furnishes the Corporation a written affirmation of his good faith belief that his conduct does not constitute behavior of the kind described in subsection (b) of this Section 7.7; and

                      (2) The Director furnishes the Corporation a written undertaking, executed personally or on his behalf, to repay any advances if it is ultimately determined that the Director is not entitled to indemnification under this Section 7.7.

         7.8      INDEMNIFICATION OF OFFICERS, EMPLOYEES AND AGENTS.

                  (A) OFFICERS. The Corporation shall indemnify and advance expenses under this Article 7 to an Officer of the Corporation who is a party to a proceeding because he is an Officer of the Corporation:

                      (1)   To the same extent as a Director; and

                      (2) If he is not a Director, to the same extent, and subject to the same conditions, as a Director of the Corporation is entitled to and subject to under Sections 7.2 - 7.7, except for liability arising out of conduct that constitutes:

                            (A) Appropriation, in violation of his duties, of any business opportunity of the Corporation;

                            (B) Acts or omissions which involve intentional misconduct or a knowing violation of law;

                            (C)    The types of liability set forth in Code
                                   Section 14-2-832, as amended; or

                            (D)    Receipt of an improper personal benefit.

                  (B) OFFICERS. The provisions of subsection 7.8(a)(2) shall apply to an Officer who is also a Director if the sole basis on which he is made a party to the proceeding is an act or omission solely as an Officer.

                  (C) APPLICATION TO COURT. An Officer of the Corporation who is not a Director is entitled to mandatory indemnification under Section 7.3, and may apply to the court under Section 7.5 for indemnification or advances for expenses, in each case to the same extent to which a Director may be entitled to indemnification or advances for expenses under those provisions.

                  (D) EMPLOYEES AND AGENTS. An employee or agent of the Corporation who is not a Director or Officer is entitled to indemnification and advancement of expenses to the same extent, and subject to the same conditions, as a Director of the Corporation is entitled to and subject to under Sections
7.2 - 7.6.

         7.9 INSURANCE. The Corporation may purchase and maintain insurance on behalf of an individual who is a Director, Officer, employee or agent of the Corporation or who, while a Director, Officer, employee or agent of the Corporation, serves at the Corporation's request as a Director, Officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity against liability asserted against or incurred by him in that capacity or arising from his status as a Director, Officer, employee or agent, whether or not the Corporation would have power to indemnify or advance expenses to him against the same liability under this Article 7.

         7.10     APPLICATION OF ARTICLE.

                  (a) Any provision for indemnification of or advance for expenses to Directors, Officers, employees, agents or others contained in the Articles of Incorporation, these Bylaws, a resolution of the Corporation's Shareholders or Board of Directors, or in a contract or otherwise, is valid only if and to the extent the provision is allowable under the Code. If the Articles of Incorporation limit indemnification or advance for expenses, indemnification and advance for expenses are valid only to the extent consistent with the Articles of Incorporation. This Article 7 does not limit the Corporation's power to pay or reimburse expenses incurred by a Director in connection with his appearance as a witness in a proceeding at a time when he is not a party. Except as expressly provided in Section 7.8, this Article 7 does not limit the Corporation's power to indemnify, advance expenses to, or provide or maintain insurance on behalf of an employee or agent of the Corporation.

                  (b) The indemnification and/or advancement of expenses provided by or granted pursuant to this Article 7 shall not be deemed exclusive of any other rights, in respect of indemnification, advancement of expenses, or otherwise, to which those persons seeking indemnification or advancement of expenses may be entitled under, to the extent applicable, any other provision of these Bylaws, the Articles of Incorporation, or a valid resolution, agreement or contract, to the extent consistent with the Code.

         7.11     SEVERABILITY. In the event that any of the provisions of this
Article 7 (including any provision within a single sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the fullest extent permitted by law.

         7.12 AMENDMENT TO CODE. This Article 7 is intended to authorize indemnification of Directors, Officers, agents and employees of the Corporation to the fullest extent permitted by the

Code. If the Code hereafter is amended to authorize broader indemnification of Directors, Officers, agents and employees, then the indemnification of such Directors, Officers, agents and employees of the Corporation shall be expanded to the fullest extent permitted by the Code as amended.


                                    ARTICLE 8
                                  MISCELLANEOUS

         8.1 INSPECTION OF BOOKS. The Board of Directors shall have the power to determine which accounts, books and records for the Corporation, if any, shall be open to the inspection of Shareholders, except with respect to such accounts, books and records as may by law be specifically open to inspection by Shareholders, and shall have the power to fix reasonable rules and regulations not in conflict with applicable laws, if any, for the inspection of accounts, books and records which by law or by determination of the Board shall be restricted and limited accordingly.

         8.2 SEAL. The corporate seal shall be in such form as the Board of Directors may from time to time determine. In the event it is inconvenient to use such a seal at any time, the signature of the Corporation followed by the word "SEAL" enclosed in parenthesis or scroll shall be deemed the seal of the Corporation.

         8.3 APPOINTMENT OF AGENTS. The Chairman of the Board, the President, the Secretary or any Vice President shall be authorized and empowered in the name of and as the act and deed of the Corporation to name and appoint general and special agents, representatives and attorneys to represent the Corporation in the United States or in any foreign country; to name and appoint attorneys and proxies to vote any shares of stock in any other corporation at any time owned or held of record by the Corporation; to prescribe, limit and define the powers and duties of such agents, representatives, attorneys and proxies; and to make substitution, revocation or cancellation in whole or in part of any power or authority conferred on any such agent, representative, attorney or proxy. All powers of attorney or other instruments under which such agents, representatives, attorneys or proxies shall be so named and appointed shall be signed by the Chairman of the Board, the President, the Secretary or a Vice President, and the corporate seal shall be affixed thereto. Any substitution, revocation or cancellation shall be signed in like manner, provided always that any agent, representative, attorney or proxy, when so authorized by the instrument appointing him, may substitute or delegate his powers in whole or in part and revoke and cancel such substitutions or delegations. No special authorization by the Board of Directors shall be necessary in connection with the foregoing, but these Bylaws shall be deemed to constitute full and complete authority to the Officers above designated to do all the acts and things as they deem necessary or incidental thereto or in connection therewith.

         8.4 FISCAL YEAR. The fiscal year of the Corporation shall be determined by the Board of Directors.

         8.5 BUSINESS COMBINATIONS. All of the requirements within ss.ss. 14-2-1110 through 14-2-1113 and ss.ss.14-2-1131 through 14-2-1133 of the Code shall be applicable to "business combinations" (as that term is defined therein) of the Corporation.

         8.6 CHECKS; NOTES; DRAFTS. Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such Officer(s) or person(s) as the Board of Directors by resolution shall from time to time designate.


                                   ARTICLE 9
                                   AMENDMENTS

         The Bylaws of the Corporation may be altered or amended and new Bylaws may be adopted by the Shareholders at any annual or special meeting of the Shareholders or by the Board of Director at any regular or special meeting of the Board of Directors; provided, however, that is such action is to be taken at a meeting of the Shareholders, notice of the general nature of the proposed change in the Bylaws shall be given in the notice of the meeting. Action by the Shareholders with respect to Bylaws shall be taken by an affirmative vote of at least two-thirds (2/3) of all shares entitled to elect Directors, and action by the Board of Directors with respect to Bylaws shall be taken by an affirmative vote of a majority of all Directors then holding office.

                                   ARTICLE 10
                                  SEVERABILITY

         If any provision of these Bylaws is found, in any action, suit or proceeding, to be invalid or ineffective, the validity and effect of the remaining provisions shall not be affected.


         ADOPTED by action of the Board of Directors of Sunbelt Automotive Group, Inc. as of this 18th day of December, 1997.



/s/ STEPHEN C. WHICKER
-----------------------------
Stephen C. Whicker, Secretary